                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant   [ X ]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                          LANCASTER COLONY CORPORATION
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X ]  No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)   Title of each class of securities to which transaction applies: ______________________________.

      2)   Aggregate number of securities to which transaction applies: __________________________________.

      3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
           (Set forth the amount on which the filing fee is calculated and state how it was determined):

            _________________________________________________________________________________________________.

      4)   Proposed maximum aggregate value of transaction: _________________________________________________.

      5)   Total fee paid: __________________________________________________________________________________.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid: __________________________________________________________________________.

      2)   Form Schedule or Registration Statement No.: _____________________________________________________.

      3)   Filing Party: ____________________________________________________________________________________.

      4)   Date filed: ______________________________________________________________________________________.


                          LANCASTER COLONY CORPORATION


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To be held November 16, 1998

          The annual meeting of shareholders of Lancaster Colony Corporation (the "Corporation") will be held at 11:00 a.m., Eastern Standard Time, November 16, 1998, in the Senate A and B Meeting Room of the Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio 43215.

          The meeting will be held for the following purposes:

          1. To elect three directors for a term which expires in 2001.

          2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

          By action of the Board of Directors, only persons who are holders of record of shares of the Corporation at the close of business on September 18, 1998 will be entitled to notice of and to vote at the meeting.

          If you do not expect to attend the meeting, please sign, date and return the enclosed proxy. A self-addressed envelope which requires no postage is enclosed for your convenience in returning the proxy. Its prompt return would be appreciated. The giving of the proxy will not affect your right to vote in person should you find it convenient to attend the meeting.


October 14, 1998

                                                       JOHN B. GERLACH, JR.
                                                       Chairman of the Board,
                                                       Chief Executive Officer
                                                       and President

                          LANCASTER COLONY CORPORATION
                   37 West Broad Street, Columbus, Ohio 43215

                                 PROXY STATEMENT

                               GENERAL INFORMATION

     This Proxy Statement is furnished to the shareholders of Lancaster Colony Corporation (the "Corporation") in connection with the solicitation by the Board of Directors of the Corporation of proxies to be used in voting at the annual meeting of shareholders to be held November 16, 1998, in the Senate A and B Meeting Room of the Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio 43215, at 11:00 a.m., Eastern Standard Time (the "Annual Meeting"). The enclosed proxy, if completed and forwarded to the Corporation, will be voted in accordance with the instructions contained therein. The proposals referred to therein are described in this Proxy Statement.

     The proxy may be revoked by the person giving it any time before it is exercised. Such revocation, to be effective, must be communicated to the Secretary or Assistant Secretary of the Corporation. The presence of a shareholder at the Annual Meeting will not revoke the proxy unless specific notice thereof is given.

     The Corporation will bear the cost of solicitation of proxies, including any charges and expenses of brokerage firms and others for forwarding solicitation material to the beneficial owners of stock. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone or through the efforts of officers and regular employees of the Corporation.

     The Board of Directors has fixed the close of business on September 18, 1998 as the record date for the determination of shareholders entitled to receive notice and to vote at the Annual Meeting or any adjournment thereof. At that date the Corporation had outstanding and entitled to vote 42,349,513 shares of Common Stock, each share entitling the holder to one vote. The Corporation has no other class of stock outstanding. Under Ohio law, with respect to all matters to be considered, abstentions and broker non-votes will not be counted as votes either "for" or "against" any matters coming before the Annual Meeting. Except for the election of directors, abstentions and broker non-votes will have the same effect as votes against any proposal. Abstentions and broker non-votes will have no effect on the election of directors since, under Ohio law, the nominees for election as directors at the Annual Meeting receiving the greatest number of votes shall be elected. This Proxy Statement is first being mailed to shareholders on or about October 14, 1998.

                      NOMINATION AND ELECTION OF DIRECTORS

     The Board of Directors of the Corporation currently consists of nine members and is divided into three classes. The members of the three classes are elected to serve for staggered terms of three years. Pursuant to Section 2.04 of the Code of Regulations, the number of directors constituting each class will, as nearly as practicable, be equal. Thus, the Board of Directors of the Corporation currently consists of three classes of three members each.

     The names and ages of the "Nominees" and the "Continuing Directors," their principal occupations during the past five years and certain other information together with their beneficial ownership of the Corporation's Common Stock as of September 1, 1998, are listed below. As of September 1, 1998, the Corporation had outstanding and entitled to vote 42,535,513 shares of Common Stock.

                       NOMINEES FOR TERM TO EXPIRE IN 2001

        Name; Office with Corporation;                             Director           Shares Owned at          Percent of
             Principal Occupation                   Age              Since           September 1, 1998            Class
---------------------------------------------------------------------------------------------------------------------------
John L. Boylan;                                     43                                     12,829                     *
     Treasurer, Vice President
     and Chief Financial Officer(1)

Henry M. O'Neill, Jr.;                              63               1976                  19,651                     *
     Chairman, Chief Executive Officer
     of AGT International, Inc. (voice
     response systems) since 1988;
     Chairman of the Board of Evergreen
     Quality Catering (mobile caterer)
     since 1987

        Name; Office with Corporation;                             Director           Shares Owned at          Percent of
             Principal Occupation                   Age              Since           September 1, 1998            Class
---------------------------------------------------------------------------------------------------------------------------
Zuheir Sofia;                                       54
     Chairman of Sofia & Company, Inc.
     (investment-banking firm); previously
     President, Chief Operating Officer,
     Treasurer and Director of Huntington
     Bancshares Incorporated from 1986 to 1998
----------------------------------------------

     *  Less than 1%

     (1)See footnotes 1 and 8 under "Continuing Directors" which explanations apply to Mr. Boylan.

     Mr. Sofia and Mr. Boylan are standing for election to the Board seats previously held by Messrs. Richard R. Murphey, Jr. and Frank W. Batsch, both of whom chose not to stand for reelection after providing many years of meritorious service to the Corporation's Board of Directors. All the nominees have indicated a willingness to stand for election and to serve if elected. It is intended that the shares represented by the enclosed proxy will be voted for the election of the above named nominees. Although it is anticipated that each nominee will be available to serve as a director, should any nominee be unable to serve, the proxies will be voted by the proxy holders in their discretion for another person designated by the Board of Directors.

                              CONTINUING DIRECTORS

     Name; Office with Corporation;                              Director      Term         Shares Owned at     Percent of
          Principal Occupation                          Age        Since      Expires      September 1, 1998       Class
---------------------------------------------------------------------------------------------------------------------------
Kerrii B. Anderson;                                     41         1997        2000                1,250             *
     Senior Vice President, Chief
     Financial Officer and Director
     of M/I Schottenstein Homes, Inc.
     (homebuilders)
Robert L. Fox;                                          49         1991        1999            1,060,034           2.49%
     Investment Executive for
     Advest, Inc. (stock brokerage
     firm) since 1978(2)(3)
John B. Gerlach, Jr.;                                   44         1985        1999            8,466,505          19.90%
     Chairman of the Board,
     Chief Executive Officer
     and President(1)(2)(3)(4)(6)
Morris S. Halpern; Retired;                             68         1963        2000              114,864             *
     formerly Vice President
     of the Corporation(2)(5)
Robert S. Hamilton;                                     70         1985        2000               13,223             *
     Vice Chairman and Director
     of Liqui-Box Corporation
     (plastic packaging manufacturer)(2)
Edward H. Jennings;                                     61         1990        1999                 799              *
     President Emeritus and
     Professor of Finance at
     The Ohio State University;
     formerly President of The
     Ohio State University from
     1981 to 1990(7)

All Directors and Executive Officers                                                           9,119,614          21.44%
as a group (10 Persons)(1)(8)
----------------------------------------

     *  Less than 1%

     (1)Includes shares held by the Employee Stock Ownership Plan allocated to the accounts of Lancaster Colony Corporation employees. Employees have the right to direct the voting of such shares.

     (2)Holdings include shares owned by spouses, minor children and shares held in custodianship or as trustee. The following persons disclaim beneficial ownership in such holdings with respect to the number of shares indicated: Mr. Fox, 821,057; Mr. John B. Gerlach, Jr.,
        7,963,040; Mr. Halpern, 5,158; and Mr. Hamilton, 4,024.

     (3)Mr. Gerlach, Jr., trustee of Gerlach Foundation, Inc., and Mr. Fox, a trustee of Fox Foundation, Inc., share voting and investment power with their respective foundations, both of which are private charitable foundations. Gerlach Foundation, Inc. holds 481,732 shares and Fox Foundation, Inc. holds 74,569 shares. These shares are included in the above table. Gerlach Foundation, Inc. and Fox Foundation, Inc. together control an additional 620,122 shares held by Lehrs, Inc. The shares held by Lehrs, Inc. are also included in the total number of shares held by Mr. Gerlach, Jr. and Mr. Fox. The trustees each disclaim beneficial ownership of any of these shares in footnote 2. Additionally, Mr. Gerlach, Jr., together with the other beneficiaries, shares voting and investment power in the John J. Gerlach Trust. This trust presently holds 828,879 shares of Common Stock of the Corporation which were distributed from the Estate of John J. Gerlach, Deceased. These shares have been included in the total number of shares held by Mr. Gerlach, Jr. in the above table. Mr. Gerlach, Jr. has disclaimed beneficial ownership of these shares in footnote 2.

     (4)Mr. Gerlach, Jr. by virtue of his stock ownership and positions with the Corporation may be deemed a "control person" of the Corporation.

     (5)Mr. Halpern served as an officer of the Corporation until June 1992. The Corporation and Mr. Halpern have entered into a formal consulting agreement discussed under "Compensation of Directors."

     (6)Mr. Gerlach, Jr. is trustee and his mother, Dareth A. Gerlach, is special trustee of the John B. Gerlach Trust. This trust presently holds 5,633,178 shares of Common Stock of the Corporation which were distributed from the Estate of John B. Gerlach, Deceased. These shares are included in the total number of shares held by Mr. Gerlach, Jr. in the above table. Mr. Gerlach, Jr. has disclaimed beneficial ownership of these shares in footnote 2.

     (7)Mr. Jennings is also a director of Borden Chemicals & Plastic Ltd. Partnership.

     (8)Shares owned include 6,504 currently exercisable stock options held by executive officers of the Corporation, see "Executive Compensation - Stock Option Exercises and Holdings."

     The Board of Directors has established an audit committee (the "Audit Committee") currently consisting of Messrs. Hamilton, Jennings and O'Neill. Mr. Hamilton serves as Chairman of the Audit Committee. The Audit Committee is charged with the responsibility of reviewing financial information (both external and internal) about the Corporation and its subsidiaries, so as to assure (i) that the overall audit coverage of the Corporation and its subsidiaries is satisfactory and appropriate to protect the shareholders from undue risks and (ii) that an adequate system of internal financial control has been implemented throughout the Corporation and is being effectively followed. The Audit Committee held three meetings during the fiscal year ended June 30, 1998 ("fiscal 1998").

     The Board of Directors has established a compensation committee (the "Compensation Committee") currently consisting of Messrs. Hamilton, Jennings and O'Neill as its members. Mr. Jennings serves as Chairman of the Compensation Committee. The powers and duties of the Compensation Committee are to consider and formulate recommendations to the Board of Directors with respect to all aspects of compensation to be paid to the executive officers of the Corporation, to undertake such evaluations and make such reports as are required by the applicable rules of the Securities and Exchange Commission and to perform and exercise such other duties and powers as shall from time to time be designated by action of the Board of Directors. The Compensation Committee met in August 1998.

     The Board of Directors does not have a nominating committee.

     In addition to the committee meetings previously mentioned, the Board of Directors held a total of four meetings during fiscal 1998. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees on which they served during fiscal 1998, except Mr. Halpern, who attended 50% of such meetings.

            SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the Corporation's knowledge, based solely on its review of copies of forms filed with the Securities and Exchange Commission, all filing requirements applicable to the officers, directors and beneficial owners of more than 10% of the outstanding Common Shares under Section 16 (a) of the Securities Exchange Act of 1934, as amended, were complied with during the fiscal year ended June 30, 1998.

                            COMPENSATION OF DIRECTORS

     Except as noted below, directors who are not employees of the Corporation or any of its subsidiaries received during fiscal 1998 an annual retainer fee of $14,000 plus $1,000 for each meeting attended. Directors who also serve on the Audit Committee and/or Compensation Committee received $1,000 for each such committee meeting attended.

     The Corporation has a consulting agreement with Mr. Halpern pursuant to which Mr. Halpern agrees to perform advisory and consulting services for an annual fee of $50,000 per year. Mr. Halpern's compensation as director is also included in this annual fee.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following individuals have beneficial ownership, directly or indirectly, of more than five percent of the outstanding Common Stock of the
Corporation:

                                        Nature of
        Name and                       Beneficial                            Amount                           Percent of
         Address                        Ownership                             Owned                            Ownership
---------------------------------------------------------------------------------------------------------------------------
John B. Gerlach, Jr.                   Direct and                           8,466,505(1)(2)                        19.90%
Lancaster Colony Corporation            Indirect
37 West Broad Street
Columbus, Ohio  43215

Dareth A. Gerlach                      Direct and                           6,105,432(2)                           14.35%
c/o Lancaster Colony Corporation        Indirect
37 West Broad Street
Columbus, Ohio  43215

Pioneering Management Corporation        Direct                             4,001,250(3)                            9.41%
60 State Street
Boston, Massachusetts  02109
----------------------------

     (1)See footnotes 1, 2, 3, and 4 under "Continuing Directors," which explanations apply to Mr. Gerlach, Jr.

     (2)Includes 5,633,178 shares of Common Stock of the Corporation which are held by the John B. Gerlach Trust, of which Mrs. Gerlach is special trustee and has sole voting power with respect to the shares. See footnote 6 under Continuing Directors.

     (3)Based on holdings reported on Schedule 13G as of December 31, 1997.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table summarizes compensation earned during the fiscal years ended June 30, 1998, 1997 and 1996 by those persons who were the Chief Executive Officer and the two other most highly compensated executive officers of the Corporation whose compensation during fiscal 1998 is required to be reported:

                                                                                    Long-Term
        Name and                          Fiscal       Annual Compensation  (1)    Compensation        All Other
   Principal Position                      Year       Salary           Bonus        Options(#)      Compensation(2)
-------------------------------------------------------------------------------------------------------------------
John B. Gerlach, Jr.;                      1998       $590,000                                         $2,360
     Chairman of the                       1997        453,333                                          2,722
     Board, Chief Executive                1996        364,583                                          2,646
     Officer and President

Larry G. Noble;                            1998       $243,267       $318,240                          $1,380
     Vice President(3)                     1997        237,600        244,800        22,500             2,722
                                           1996        235,558        272,000                           2,646

John L. Boylan;                            1998       $200,000        $40,000                          $  800
     Treasurer, Vice President             1997        152,500         30,000        15,000             2,722
     and Chief Financial Officer           1996        130,000         20,000                           2,562
--------------------------------

     (1)The named executive officers received certain perquisites in 1998, 1997 and 1996, the amount of which did not exceed the reportable threshold of the lesser of $50,000 or 10% of any such officer's salary and bonus.

     (2)Approximate amounts contributed or to be contributed on behalf of such executive officer to the Employee Stock Ownership Plan (in 1996 and
        1997) and the 401(k) Profit Sharing Plan and Trust (in 1998).

     (3)Bonus amounts listed as paid to Mr. Noble are discretionarily determined and relate to the preceding fiscal year. The bonus relating to fiscal 1998 has not yet been determined but is currently expected to at least equal that paid in fiscal 1998 for fiscal 1997.

                       STOCK OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information with respect to stock options exercised during fiscal 1998 by each of the executive officers named in the Summary Compensation Table and unexercised stock options held as of June 30, 1998 by such executive officers:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                                         Value of Unexercised
                                                                       Unexercised Options at           In-the-Money Options at
                         Underlying                                      Fiscal Year-End(#)             Fiscal Year-End($)(1)(2)
                           Options            Value                 -----------------------------    -----------------------------
  Name                   Exercised(#)     Realized($)(1)            Exercisable     Unexercisable    Exercisable     Unexercisable
----------------------------------------------------------------------------------------------------------------------------------
Larry G. Noble             33,908          $513,856                                     35,863                       $ 658,491
John L. Boylan                                                        6,504              8,496         $46,341       $  60,534

     (1)All values are shown pretax and are rounded to the nearest whole dollar.

     (2)Based on the 1998 fiscal year-end closing price of $37.875 per share.

                               SEVERANCE AGREEMENT

     Mr. Boylan is a party to an agreement entitling him to severance benefits equal to (i) full salary paid through the date of his termination plus (ii) an amount equal to the lesser of (a) 100% of the highest annual rate of salary and highest annual bonus paid to Mr. Boylan during the three-year period prior to his date of termination, or (b) twice his annual compensation (salary plus bonus) paid for the full fiscal year immediately preceding the date of his termination, in the event that within a period of one year after a "change of control" (as defined in the agreement) his employment is terminated by the Corporation (other than for cause) or by Mr. Boylan (if there has been any material adverse change in the terms of his employment).

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") consists entirely of outside, non-employee directors. The compensation of executive officers of the Corporation, other than the chief executive officer ("CEO") is established annually by the CEO in consultation with the Committee. In establishing the compensation of executive officers, various factors are considered including the scope of responsibilities, the quality of the executive officer's performance in discharging those responsibilities, and in certain cases, the financial performance of the Corporation or of a particular division of the Corporation under that executive officer's supervision. The determination of the compensation of executive officers is essentially subjective and dependent upon the recommendation of the CEO, and no specific weight is given to any of the foregoing factors.

     The compensation of the CEO was established by the Committee based on its evaluation of his performance toward the achievement of the Company's financial, strategic and other goals as an executive officer. In determining the CEO's compensation, the Committee considered the CEO's hands-on oversight of all of the Corporation's operations, his attention to detail, the business development and financial results attained under his management, the skill exhibited by him in the development of, and direction given to, management at the operating segments of the Corporation as well as competitive chief executive officer pay information. The determination of the CEO's compensation was subjective, with no specific weight given to any particular factor.

              Edward H. Jennings, Chairman
              Robert S. Hamilton
              Henry M. O'Neill, Jr.

                                PERFORMANCE GRAPH

         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN OF LANCASTER COLONY CORPORATION, THE S&P MANUFACTURING (DIVERSIFIED) INDEX
                          AND THE S&P MIDCAP 400 INDEX

     The graph set forth below compares the five-year cumulative total return from investing $100 on June 30, 1993 in each of the Corporation's Common Stock, the S&P Manufacturing (Diversified) Index and the S&P Midcap 400 Index.

                                                        CUMULATIVE TOTAL RETURN (DOLLARS)
                                        ----------------------------------------------------------------
                                        6/93        6/94        6/95        6/96        6/97        6/98
LANCASTER COLONY CORPORATION            100         125         128         137         180         214
S & P MIDCAP 400                        100         100         122         149         183         233
S & P MANUFACTURING (DIVERSIFIED)       100         112         148         188         280         302

                               OTHER TRANSACTIONS

     John Gerlach & Co. ("the Firm"), pursuant to an arrangement that was approved by the Audit Committee, provides internal auditing, accounting, tax and internal management advisory services of a type generally available from an independent accounting firm, including services relating to local taxation, mergers and acquisitions and pension matters. The estate of the Chief Executive Officer's father has an economic interest in the Firm.

     The fee paid to the Firm for its services is measured by the volume of work performed and is reviewed by the Audit Committee. The fees for services for the fiscal year ended June 30, 1998 were $428,760. The Corporation believes that the terms of these transactions are as favorable to it as those which could have been obtained from independent parties.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP has acted as independent certified public accountants of the Corporation during the fiscal year ended June 30, 1998. Deloitte & Touche LLP is expected to have a representative present at the Annual Meeting who may make a statement, if desired, and will be available to answer appropriate questions.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be in the proxy statement for the 1999 Annual Meeting of Shareholders must be received by the Corporation at its principal executive offices no later than June 16, 1999. In addition, if a shareholder fails to provide the Corporation notice of any shareholder proposal on or before August 30, 1999, then the Corporation's management proxies will be entitled to use their discretionary voting authority if such shareholder proposal is raised at the Annual Meeting of Shareholders without any discussion of the matter in the proxy statement.

                                  OTHER MATTERS

     As of the date of this statement, the Board of Directors knows of no other business that will come before the Annual Meeting. Should any other matter requiring the vote of the shareholders arise, the enclosed proxy confers upon the proxy holders discretionary authority to vote the same in respect to the resolution of such other matters as they, in their best judgment, believe to be in the interest of the Corporation.

                                              By Order of the Board of Directors

     October 14, 1998

                                              JOHN B. GERLACH, JR.
                                              Chairman of the Board,
                                              Chief Executive Officer
                                              and President

                          LANCASTER COLONY CORPORATION

          Proxy For The Annual Meeting of Shareholders November 16, 1998

            This Proxy Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Robert L. Fox, Robert S. Hamilton and Edward H. Jennings, or any of them, proxies of the undersigned, with power of substitution, to vote all shares of stock of the Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held November 16, 1998, or at any and all adjournment thereof, and to exercise all of the powers which the undersigned would be entitled to exercise as a shareholder if personally present upon the following matters:

                 (To Be Continued and Signed On The Other Side)

--------------------------------------------------------------------------------


A /X/ Please mark your
      votes as in this
      example.

If no contrary specification is made, this proxy will be voted FOR proposal 1.


                      FOR       WITHHELD       Nominees: For Term expiring 2001:
1.  Election of     /    /      /    /                   John L. Boylan
    Directors                                            Henry M. O'Neill, Jr.
                                                         Zuheir Sofia

For, except vote withheld from the following nominee(s):

---------------------------------------------------------


2. The transaction of all other matters as may properly come before the meeting.

(Continued from other side)


SIGNATURE(S)_______________________________________ DATE____________, 1998

SIGNATURE(S)_______________________________________ DATE____________, 1998

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Please date, sign and mail this proxy in the enclosed envelope. No postage is required for mailing in the United States.